

<ARTICLE>                     5
<LEGEND>
     This schedule contains financial information extracted from the consolidated financial statements of Ethan Allen Interiors, Inc. for the year ended June 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        Ethan Allen Interiors Inc.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   Year
<FISCAL-YEAR-END>                              JUL-30-2000
<PERIOD-START>                                 JUL-01-1999
<PERIOD-END>                                   JUN-30-2000
<EXCHANGE-RATE>                                1         <F1>
<CASH>                                         14,024
<SECURITIES>                                   0
<RECEIVABLES>                                  34,336    <F2>
<ALLOWANCES>                                   2,751
<INVENTORY>                                    159,006
<CURRENT-ASSETS>                               235,787   <F3>
<PP&E>                                         371,553
<DEPRECIATION>                                 123,815
<TOTAL-ASSETS>                                 543,571   <F4>
<CURRENT-LIABILITIES>                          108,268   <F5>
<BONDS>                                        9,487     <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0         <F7>
<COMMON>                                       451       <F8>
<OTHER-SE>                                     390,058   <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   433,123
<SALES>                                        856,171
<TOTAL-REVENUES>                               856,171   <F10>
<CGS>                                          455,561
<TOTAL-COSTS>                                  455,561
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             1,254     <F11>
<INCOME-PRETAX>                                146,770
<INCOME-TAX>                                   56,200
<INCOME-CONTINUING>                            90,570
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0         <F12>
<CHANGES>                                      0
<NET-INCOME>                                   90,570
<EPS-BASIC>                                    2.25      <F13>
<EPS-DILUTED>                                  2.20      <F14>

<F1>
Not applicable. All figures for Ethan Allen Interiors, Inc. are in
U.S. dollars.
<F2>
Figure for receivables is net of allowances for doubtful accounts of $2,751.
<F3>
Includes prepaid expenses of $15,228.
<F4>
Includes goodwill of $15,505 (net of amortization).
<F5>
Includes current portion of long-term debt of $8,420 as of June 30, 2000.
<F6>
Includes long-term debt of $9,487 (net of the current portion of long-term debt). As of June 30, 2000, outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) industrial revenue bonds of $8,455, and (ii) other of $1,032 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 5 to Ethan Allen's fiscal 2000 Consolidated Financial Statements.
<F7>
As of June 30, 2000, Ethan Allen had no shares of preferred stock, $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 2000, see Ethan Allen's fiscal 2000 Consolidated Statement of Stockholders' Equity and Footnote 7 to Ethan Allen's fiscal 2000 Notes to Consolidated Financial Statements.
<F8>
As of June 30, 2000, Ethan Allen had 45,081,384 shares of common stock,
$.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 2000, see Ethan Allen's fiscal 2000 Consolidated Statement of Stockholders' Equity and Footnote 7 of Ethan Allen's fiscal 2000 Consolidated Financial Statements.
<F9>
Consists of $272,710 of additional paid in capital, $245,841 of retained earnings, and ($128,493) of treasury stock.
<F10>
For the year ended June 30, 2000, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.
<F11>
Consists of $990 of interest expense and $264 of amortization of deferred costs during fiscal 2000.
<F12>
Not applicable.
<F13>
Basic earnings per share for the year June 30, 2000, was $2.25. For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the year ended June 30, 2000.
<F14>
Diluted earnings per share for the year ended June 30, 2000, was $2.20.
